Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher R. Zaetta, Kuai H. Leong and Faraz A. Choudhry, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, an Annual Report on Form 10-K for the year ended December 31, 2025 for UnitedHealth Group Incorporated, and any and all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ Charles D. Baker	/s/ Michele J. Hooper
Charles D. Baker	Michele J. Hooper
Director	Director
Dated: March 2, 2026	Dated: March 2, 2026

/s/ Timothy P. Flynn	/s/ F. William McNabb III
Timothy P. Flynn	F. William McNabb III
Director	Director
Dated: March 2, 2026	Dated: March 2, 2026

/s/ Paul R. Garcia	/s/ Valerie C. Montgomery Rice, M.D.
Paul R. Garcia	Valerie C. Montgomery Rice, M.D.
Director	Director
Dated: March 2, 2026	Dated: March 2, 2026

/s/ Kristen L. Gil	/s/ John H. Noseworthy, M.D.
Kristen L. Gil	John H. Noseworthy, M.D.
Director	Director
Dated: March 2, 2026	Dated: March 2, 2026

/s/ Scott M. Gottlieb, M.D.
Scott M. Gottlieb, M.D.
Director
Dated: March 2, 2026